UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 4, 2016

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2016, Orrstown Financial Services, Inc. (the “Company”), appointed Cindy J. Joiner and Thomas D. Longenecker to the Board of Directors.  Ms. Joiner and Mr. Longenecker will also serve as directors of Orrstown Bank (the “Bank”) effective as of such date.

     It is anticipated that Ms. Joiner will be appointed to the Audit Committee of the Company’s Board of Directors and Mr. Longenecker will be appointed to the Asset Liability Committee of the Company’s Board of Directors.  There are no arrangements or understandings between Ms. Joiner or Mr. Longenecker and any other person pursuant to which they were selected as directors of the Company and the Bank.  There are no business relationships between the Company and Ms. Joiner or Mr. Longenecker that require disclosure pursuant to Item 404(a) of Regulation S-K. The Company has not entered into any material plan, contract or arrangement with Ms. Joiner or Mr. Longenecker in connection with their appointment to the Board of Directors.

     A copy of the press release announcing the appointment of the appointment of new directors is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit 99.1                      Press Release dated January 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: January 6, 2016	By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr. President and Chief Executive Officer (Duly Authorized Representative)